Exhibit 99.1

FOR IMMEDIATE RELEASE

Media	Investors
Janis Allen	Isaac Garden
(805) 330-4899	(818) 264-4907

PennyMac Financial Services, Inc. Announces

Pricing of Upsized Private Offering of $500 Million of Senior Notes

Westlake Village, CA – September 24, 2020 – PennyMac Financial Services, Inc. (NYSE: PFSI) (the “Company”) today announced the pricing of its offering of $500 million aggregate principal amount of 5.375% Senior Notes due 2025 (the “Notes”). The size of the offering was increased from the previously announced $400 million aggregate principal amount. The Notes will bear interest at 5.375% per annum and will mature on October 15, 2025. Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, beginning on April 15, 2021. The Notes will be fully and unconditionally guaranteed on an unsecured senior basis by the Company’s existing and future wholly owned domestic subsidiaries, other than certain excluded subsidiaries. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include the repayment of the Company’s existing secured warehouse borrowings. The offering is expected to close on September 29, 2020, subject to customary closing conditions.

The offering was made solely by means of a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and are not expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons absent an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the proposed timing for the closing of the offering of Notes and the use of proceeds therefrom. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: the Company’s exposure to risks of loss resulting from adverse weather conditions, man-made or natural disasters, the effect of climate change, and pandemics, such as COVID-19; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if the Company does not comply with the laws and regulations applicable to its businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; the Company’s dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; certain banking regulations that may limit the Company’s business activities; foreclosure delays and changes in foreclosure practices; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which its bank competitors are not subject; the Company’s ability to manage third-party service providers and vendors and their compliance with laws, regulations and investor requirements; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of the Company’s operations to reflect changes in business levels; any required additional capital and liquidity to support business growth that may not be available on acceptable terms, if at all; changes in prevailing interest rates; increases in loan delinquencies and defaults; the Company’s reliance on PennyMac Mortgage Investment Trust (“PMT”) as a significant source of financing for, and revenue related to, its mortgage banking business; the Company’s obligation to indemnify third-party purchasers or repurchase loans if loans that it originates, acquires, services or assists in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; the Company’s exposure to counterparties that are unwilling or unable to honor contractual obligations, including their obligation to indemnify the Company or repurchase defective mortgage loans; the Company’s ability to realize the anticipated benefit of potential future acquisitions of mortgage servicing rights; the Company’s obligation to indemnify PMT if the Company’s services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that the Company selects and manages for its clients, and its resulting management and incentive fees; the extensive amount of regulation applicable to the Company’s investment management segment; conflicts of interest in allocating the Company’s services and investment opportunities among itself and PMT; the effect of public opinion on the Company’s reputation; the Company’s recent growth; the Company’s ability to effectively identify, manage, monitor and mitigate financial risks; the Company’s initiation of new business activities or expansion of existing business activities; the Company’s ability to detect misconduct and fraud; the Company’s ability to effectively deploy new information technology applications and infrastructure; the Company’s ability to mitigate cybersecurity risks and cyber incidents; the Company’s ability to pay dividends to its stockholders; and Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.